As filed with the Securities and Exchange Commission on June 22, 2004

Registration No. 333-____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM S-8
 REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AVIGEN, INC.
 (Exact name of registrant as specified in its charter)

Delaware	13-3647113
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1301 HARBOR BAY PARKWAY
ALAMEDA, CA 94502
(510) 748-7150
 (Address of Principal Executive Offices, including Zip Code)

1996 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN
 (Full title of the plan)

KENNETH G. CHAHINE, PH.D., J.D.
PRESIDENT AND CHIEF EXECUTIVE OFFICER
AVIGEN, INC.
1301 HARBOR BAY PARKWAY
ALAMEDA, CA 94502
(510) 748-7150
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

BRETT D. WHITE, ESQ.
COOLEY GODWARD LLP
FIVE PALO ALTO SQUARE
3000 EL CAMINO REAL
PALO ALTO, CA 94306-2155
(650) 843-5000

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee

Common Stock, $.001 par value	250,000	$ 3.31	$ 827,500.00	$ 104.84

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall cover any additional shares of Common Stock which become issuable under the Plan set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of Registrant’s outstanding Common Stock.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) promulgated under the Securities Act.  The offering price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock as reported on the Nasdaq National Market on June 18, 2004, in accordance with Rule 457(c) promulgated under the Securities Act.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 250,000 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s 1996 Non-Employee Directors’ Stock Option Plan.

INCORPORATION BY REFERENCE OF CONTENTS OF
CERTAIN REGISTRATION STATEMENTS ON FORM S-8

The contents of the Registration Statements on Form S-8 relating to the 1996 Non-Employee Directors’ Stock Option Plan (File Nos. 333-12087 and 333-56274) are incorporated by reference herein.

EXHIBITS

Exhibit Number	Description

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages to this Registration Statement.

99.1	1996 Non-Employee Directors’ Stock Option Plan, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California, on June 21, 2004.

AVIGEN, INC.

By:	/s/ KENNETH G. CHAHINE, PH.D., J.D.

Kenneth G. Chahine, Ph.D., J.D.
President and Chief Executive Officer

POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth G. Chahine, Ph.D., J.D. and Thomas J. Paulson, and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his, or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signatures		Title	Date

By:	/s/ KENNETH G. CHAHINE, PH.D., J.D.	President, Chief Executive Officer and Director	June 21, 2004
(principal executive officer)
Kenneth G. Chahine, Ph.D., J.D.

By:	/s/ THOMAS J. PAULSON	Chief Financial Officer and Vice President,	June 21, 2004
Finance
	Thomas J. Paulson	(principal financial and accounting officer)

By:	/s/ ZOLA HOROVITZ, PH.D.	Director	June 21, 2004

Zola Horovitz, Ph.D.

By:	/s/ YUICHI IWAKI, M.D., PH.D.	Director	June 21, 2004

Yuichi Iwaki, M.D., Ph.D.

By:		Director	June 21, 2004

John K. A. Prendergast, Ph.D.

By:	/s/ PHILIP J. WHITCOME, PH.D.	Director	June 21, 2004

Philip J. Whitcome, Ph.D.

By:	/s/ DANIEL VAPNEK, PH.D.	Director	June 21, 2004

Daniel Vapnek, Ph.D.

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Cooley Godward LLP.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.
24.1	Power of Attorney is contained on the signature pages to this Registration Statement.
99.1	1996 Non-Employee Directors’ Stock Option Plan, as amended.